As filed with the Securities and Exchange Commission on May 19, 2014
Registration No. 333-176193

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_________________________________

FELCOR LODGING TRUST INCORPORATED
(Exact name of registrant as specified in its charter)

Maryland	75-2541756
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

545 E. John Carpenter Frwy., Suite 1300
Irving, Texas	75062
(Address of Principal Executive Offices)	(Zip Code)
FELCOR LODGING TRUST INCORPORATED
2005 Restricted Stock and Stock Option Plan
(Full title of the plan)
__________________________________
Jonathan H. Yellen
Executive Vice President, General Counsel and Secretary
FelCor Lodging Trust Incorporated
545 E. John Carpenter Frwy., Suite 1300
Irving, Texas 75062
(Name and address of agent for service)
(972) 444-4900
(Telephone number, including area code, of agent for service)
__________________________________
Copy to:
Robert W. Dockery
Akin Gump Strauss Hauer & Feld LLP
1700 Pacific Avenue, Suite 4100
Dallas, Texas 75201
__________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
(Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

FelCor Lodging Trust Incorporated (the “Company”) has registered an aggregate of 3,200,000 shares for issuance under the Company’s 2005 Restricted Stock and Stock Option Plan (the “2005 Plan”), pursuant to a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on August 8, 2011 (File No. 333-176193).

Effective as of May 19, 2014, the Company adopted its 2014 Equity Compensation Plan (the “2014 Plan”), and 1,100,000 unissued shares formerly issuable under the 2005 Plan are being carried-forward and will now be issuable under the 2014 Plan. Accordingly, this Post-Effective Amendment is being filed to de-register 1,100,000 shares previously registered on Registration Statement No. 333-176193 for issuance under the 2005 Plan and to move those shares to a new Registration Statement on Form S-8 to be filed by the Company for shares issuable under the 2014 Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on May 19, 2014.

FELCOR LODGING TRUST INCORPORATED
a Maryland corporation

By:	/s/Jonathan H. Yellen
Jonathan H. Yellen
Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act, this Amendment has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

*	Chairman of the Board and
Thomas J. Corcoran, Jr.	Director

*	President, Chief Executive
Richard A. Smith	Officer and Director

/s/ Michael C. Hughes		5/19/2014
Michael C. Hughes	Senior Vice President, Chief Financial Officer and Treasurer
/s/ Jeffrey D. Symes		5/19/2014
Jeffrey D. Symes	Senior Vice President, Chief Accounting Officer and Controller

*	Director
Glenn A. Carlin

*	Director
Robert F. Cotter

Signature	Title	Date

*	Director
Christopher J. Hartung

*	Director
Thomas C. Hendrick

*	Director
Charles A. Ledsinger

*	Director
Robert H. Lutz, Jr.

*	Director
Robert A. Mathewson

*	Director
Mark D. Rozells

*	By:	/s/ Jonathan H. Yellen	May 19, 2014
Jonathan H. Yellen
Attorney-in-Fact

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